EXHIBIT 10.3

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

               This Amendment No.1 to Employment Agreement, dated as of June 4, 2007 (this “Amendment”), between National Home Health Care Corp., a Delaware corporation having an address at 700 White Plains Road, Scarsdale, New York 10583 (the “Company”), and Robert P. Heller, an individual having an address at 700 White Plains Road, Scarsdale, New York 10583 (“Employee”).

W I T N E S S E T H :

               WHEREAS, the Company and the Employee desire to amend the Employment Agreement, dated as of November 28, 2006 (the “Employee Agreement”), between the Company and the Employee, pursuant to the terms hereof.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

               1.       Amendments.

                         (a)        In the first sentence of Section 5(a) of the Employment Agreement, the number “$255,000” is hereby deleted and replaced with the following number: “$230,000".

                         (b)        The following sentence is added to the end of Section 5(b)(ii) of the Employment Agreement:

“Notwithstanding anything to the contrary herein, the parties agree that in lieu of the determination of the Base Year Amount set forth in this Section 5(b)(ii), on the Effective Date, the Employee and the Company shall negotiate in good faith to equitably adjust the Base Year Amount taking into account the increase in EBITDA of the Company for the four fiscal quarters of the Company ending April 30, 2007 relative to the EBITDA of the Company for the four fiscal quarters of the Company ending immediately prior to the date of the Employment Agreement (i.e., November 28, 2006).”

                         (c)        The following clause is added to the end of the first sentence of Section 5(c) of the Employment Agreement:

“; provided, that the first $50,000 otherwise payable to the Employee in respect of such Profits Interest shall be paid to the persons or entities who have made contributions of Contributed Capital to the Company pro rata in accordance with their respective contributions of Contributed Capital.”

                         (d)        The following sentence is added immediately following the fourth sentence of Section 5(c) of the Employment Agreement:

“The parties hereby agree that Schedule B is hereby deemed to be adjusted to reflect that the first $50,000 otherwise payable to the Employee in respect of his Profits Interest (and the first $250,000 otherwise payable to Steven Fialkow in respect of his Profits Interest) shall be paid to the persons or entities who have made contributions of Contributed Capital to the Company.”

                         (e)        In the first sentence of Section 11 of the Employment Agreement, the number “$739,396.00” is hereby deleted and replaced with the following number: “$859,999.00".

                         (f)        The following sentence is added immediately after the first sentence of Section 11 of the Employment Agreement:

“The Employee and the Company hereby agree that if the Company is required to make the payment to the Employee pursuant to the immediately preceding sentence as a result of a Change in Control, then such payment shall be reduced by $75,000 if the persons or entities who have made contributions of Contributed Capital shall not have achieved at least a 15% internal rate of return (net of all payments required to be made in connection with the Change in Control) in respect of their Contributed Capital as of the date on which the Change in Control occurs (after giving effect to the transactions resulting in such Change in Control).”

               2.           Capitalized Terms. Capitalized terms used herein but not defined herein have the meanings given to such terms in the Employment Agreement.

               3.           No Other Amendments. Except as set forth herein, the Employment Agreement remains in full force and effect in accordance with its terms.

               4.           Applicable Law. This Amendment shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. Nothing contained in this Amendment shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Amendment and any statute, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Amendment so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

               5.           Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

NATIONAL HOME HEALTH CARE CORP.

By:	/s/ Steven Fialkow

Name: Steven Fialkow
Title: President

/s/ Robert P. Heller

Robert P. Heller